Exhibit 99.4

Supplemental Information

For the Acquired Companies, we identified revenue from customers who cancelled their contracts prior to the acquisitions of such customers’ contracts. Such revenue is included in the unaudited pro-forma condensed combined statements of operations, even though CareCloud will not generate revenues from those customers.

Estimated revenue from customers who cancelled prior to our acquisitions

	Mesa	RevNu	Medsphere	Total
	(in thousands)
Year ended December 31, 2024	$4	$4	$3,584	$3,592
Six months ended June 30, 2025	-	2	111	113

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making surrounding pro forma operations, we supplement our condensed combined financial statements presented on a basis consistent with GAAP, with adjusted EBITDA, a non-GAAP financial measure of earnings. Adjusted EBITDA represents the sum of GAAP net income (loss) before provision for income taxes, net interest expense, foreign exchange/other expense, stock-based compensation expense, depreciation and amortization, transaction and integration costs, goodwill impairment charges and lease termination and restructuring costs. Our management uses adjusted EBITDA as a financial measure to evaluate the profitability and efficiency of our business model. We use this non-GAAP financial measure to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measure that is derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations which include large non-cash amortization of intangibles assets from acquisitions. Investors should consider this non-GAAP financial measure in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

The following tables contain a reconciliation of GAAP net income (loss) to adjusted EBITDA for the year ended December 31, 2024, and the six months ended June 30, 2025:

Reconciliation of GAAP net income (loss) for the year ended

December 31, 2024 to Adjusted EBITDA

($000)

				CareCloud + Previously
				Acquired		Pro Forma	Pro Forma
	CareCloud	Mesa	RevNu	Subtotal	Medsphere	Adjustments	Combined
	(in thousands)
Net revenue	$110,837	$281	$1,880	$112,998	$39,384	$-	$152,382

GAAP net income (loss)	7,851	4	(82)	7,773	(16,872)	13,185	4,086

Provision for income taxes	160	-	-	160	37	-	197
Net interest expense	812	-	-	812	7,655	(7,057)	1,410
Foreign exchange / other expense	335	-	-	335	700	-	1,035
Stock-based compensation expense	115	-	-	115	-	-	115
Depreciation and amortization	14,142	-	-	14,142	4,650	(1,024)	17,768
Transaction and integration costs (1)	46	-	-	46	-	-	46
Goodwill impairment charges	-	-	-	-	5,104	(5,104)	-
Lease termination and restructuring costs (2)	596	-	-	596	-	-	596
Adjusted EBITDA	$24,057	$4	$(82)	$23,979	$1,274	$-	$25,253

1

Reconciliation of GAAP net income (loss) for the six months ended

June 30, 2025 to Adjusted EBITDA

($000)

		January 1 to February 26,	January 1 to March 31,	CareCloud + Previously
		2025	2025	Acquired		Pro Forma	Pro Forma
	CareCloud	Mesa	RevNu	Subtotal	Medsphere	Adjustments	Combined
	(in thousands)
Net revenue	$55,009	$44	$477	$55,530	$16,290	$-	$71,820

GAAP net income (loss)	4,850	1	94	4,945	(10,910)	8,748	2,783

Provision for income taxes	83	-	-	83	11	-	94
Net interest expense	33	-	-	33	3,873	(3,574)	332
Foreign exchange / other expense	60	-	-	60	4,528	(5,000)	(412)
Stock-based compensation expense	219	-	-	219	-	-	219
Depreciation and amortization	6,719	-	-	6,719	1,377	(174)	7,922
Transaction and integration costs (1)	23	-	-	23	-	-	23
Restructuring costs (2)	137	-	-	137	-	-	137
Adjusted EBITDA	$12,124	$1	$94	$12,219	$(1,121)	$-	$11,098

(1)	The transaction and integration costs include severance amounts paid to employees from the Acquired Companies, transaction and financing costs, pre-acquisition accounting costs and legal fees and exit costs related to contractual agreements.

(2)	The Company’s lease termination and restructuring costs represent a gain on an early termination of a lease. The Company’s restructuring costs primarily consists of severance and separation costs associated with the optimization of the Company’s operations and profitability improvements.

2